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                                   FORM 8-K
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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                CURRENT REPORT
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                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) July 18, 1995
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                        THE COLUMBIA GAS SYSTEM, INC.
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            (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
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(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
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                   (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other Events

         Information contained in a News Release dated July 18, 1995, is incorporated herein by reference.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            The Columbia Gas System, Inc.
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                                                     (Registrant)




                                            By     /s/ L. J. Bainter
                                              ---------------------------
                                                       L. J. Bainter
                                                       Treasurer

Date:  July 18, 1995
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Contacts:    Media -     H. W. Chaddock (302) 429-5261
                         W. R. McLaughlin (302) 429-5443
             Analysts -  T. L. Hughes (302) 429-5363
                         K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                              July 18, 1995





               COLUMBIA GAS SYSTEM REACHES AGREEMENT IN PRINCIPLE
                    IN SECURITIES LAWS CLASS ACTION LAWSUITS



          WILMINGTON, DEL. -- The Columbia Gas System, Inc. (NYSE:CG) today announced it has reached an agreement in principle resolving the class action lawsuits alleging securities laws violations that were filed with the U.S. District Court in Delaware following the Corporation's June 1991 announcement of a major charge against earnings and suspension of its common stock dividend.

          The lawsuits were filed against the Corporation, its independent public accountants, the underwriters for the Corporation's 1990 common stock offering, and certain officers and directors of the Corporation and Columbia Gas Transmission Corporation by various security holders on behalf of a purported class of all such security holders.

          Columbia's portion of the proposed $36.5 million settlement would be approximately $16.5 million. The remainder would be shared among the insurance carrier for the directors and officer defendants and the other defendants to the litigation.

          New Columbia System Chairman and CEO Oliver G. Richard III said Columbia is not admitting any wrongdoing or liability and agreed to the proposed settlement to avoid costly and time-consuming litigation and to facilitate its Chapter 11 reorganization process.


          The settlement would be subject to approval by the U. S. District Court in Delaware. It is also conditioned upon
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confirmation of the Corporation's amended Chapter 11 reorganization plan by the
U.S. Bankruptcy Court for the District of Delaware. The settlement would be implemented when the Corporation's reorganization plan is confirmed.

          The Columbia Gas System, Inc., is one of the nation's largest natural gas holding companies. Subsidiary companies are engaged in the exploration, production, purchase, storage, transmission and distribution of natural gas as well as other energy operations. The parent company and its principal pipeline subsidiary have been operating as debtors-in-possession under Chapter 11 of the Bankruptcy Code since July 31, 1991.


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